UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2024

GAMER PAKISTAN INC.

(Exact name of registrant as specified in its charter)

Delaware	333-273220	87-3732146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 E Horizon Ridge Pkwy, Suite 110-481, Henderson, Nevada 89002

(Address of principal executive offices) (Zip Code)

702-905-1171

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	GPAK	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01          Other Events

Services and Consulting Agreement with Rival Nations Inc.

As previously reported, Company ceased operations in Pakistan last fall and determined to seek alternative opportunities for Company. Company decided to acquire or license one or more multi-player games (each a “MPOBG”) and possibly other games and to conduct esports events in India and possibly other countries featuring those games and possibly other games. Since Company has no current presence in India, it has engaged Rival Nations Inc. (“Rival”), which conducts business in India and whose management has experience with respect to MPOBGs and the organization and conduct of esports tournaments, to assist Company with its proposed business in India. Company and Rival have entered into a Services and Consulting Agreement (“Agreement”) pursuant to which: Rival will search for, review and recommend MPOGs or other games for acquisition or licensing during 2025, for a fee of $30,000; if Rival recommends a game, it will summarize the game and explain why it recommends it, for which Rival has been paid $30,000; if Company does not then have a subsidiary in India, Rival will acquire or license the game on behalf of Company; for a period of five years ending December 31, 2030, Rival will assist the Company in organizing and conducting esports events for a one-time fee of $75,000 and 30% of net revenues from each event; During the five-year period, Rival will cause its esports team to participate in any Company esports events and promote Company’s esports games and tournaments, for a fee of $50,000; and Rival will provide non-exclusive consulting services for such five-year period for a fee of $38,000 per year, which has been prepaid but will be refunded if terminated earl other than due to a material uncured breach by Company. The foregoing is only a summary of the agreement, a copy of which has been attached as an exhibit hereto and is incorporated herein by this reference.

Rival has been evaluating a MPOBG on behalf of Company that was estimated to cost approximately $100,000 in licensing fee plus a $5,000 monthly fee. Company has advanced $160,000 to Rival for such MPOBG, which is refundable if the licensing does not occur. Rival was provided 90 days to obtain a license, which has now expired, but Company has not yet demanded repayment of the advance.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Services and Consulting Agreement with Rival Nations Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gamer Pakistan Inc.

Date: March 28, 2025	By: /s/ James Knopf
Name: James Knopf Title: Chief Executive Officer